DATE:     April 28, 2005

FOR IMMEDIATE RELEASE

AMERICAN MEDICAL SYSTEMS REVENUE
EXCEEDS $62 MILLION IN FIRST QUARTER OF 2005

Earnings Growth of 40% Yields Record Income Level

MINNEAPOLIS, April 28 2005 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD) reported record sales of $62.1 million for the first quarter of 2005, a 31.3 percent increase over sales of $47.3 million in the comparable quarter of 2004 (with 1.5 percentage points of the increase coming from currency exchange rate changes). Net income in the quarter was a record $11.2 million, or $0.16 per share, up 40.1 percent from $8.0 million or $0.12 per share, in the comparable quarter of 2004.

Martin J. Emerson, President and Chief Executive Officer, commented, “We are pleased with the significant first quarter growth realized worldwide across our broad product portfolio. New products contributed significantly to our fast start in 2005. We are also proud of the operating leverage delivered in the quarter as operating income grew to more than 27 percent of sales. Record cash flow from operations of $17.8 million resulted in a quarter ending balance in cash and short term investments of $70.5 million.”

Mr. Emerson added, “First quarter growth of 32 percent in our men’s pelvic health business reflected significant contribution from both internally developed and acquired products. Our continued focus on delivering improvements to the field of erectile restoration generated record sales in that core business. Increases in our prostate treatment revenues were driven by our TherMatrx in-office BPH therapy that continues to reach more patients through an increasing physician base.”

“Continued focus on physician training for our women’s pelvic health products resulted in 31 percent growth in that business for the quarter,” said Emerson. “Our long term commitment to delivering innovative surgical solutions to both the incontinence and prolapse markets attracted over 600 physicians to our female pelvic health training courses in the quarter. Through 2005, our portfolio of prolapse products will broaden as we continue to pioneer surgical options for the treatment of this complex medical condition.”

Outlook

For the year 2005, the Company expects annual revenue growth in the range of 25 to 27 percent, or revenue of $260 to $265 million. The Company has increased its estimated earnings per share on these revenues to the range of $0.64 to $0.67. In the second quarter of 2005, AMS expects revenues to be in the range of $63 to $65 million, representing a 28 to 32 percent increase versus the second quarter of 2004, with earnings per share of $0.16 to $0.17.

Earnings Call Information

American Medical Systems will host a conference call today at 5:00 p.m. eastern time to discuss its first quarter results for 2005. Those without internet access may join the call from within the U.S. by dialing 800-886-7217; outside the U.S., dial 706-679-3821.

A live webcast of the call will be available through the Company’s corporate website at www.AmericanMedicalSystems.com and available for replay three hours after the completion of the call.

About American Medical Systems

American Medical Systems, headquartered in Minnetonka, Minnesota is a diversified supplier of medical devices and procedures to cure erectile dysfunction, benign prostatic hyperplasia, incontinence, menorrhagia, prolapse and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat over 132,000 patients in 54 countries during 2004.

Forward-Looking Statements

Statements about the Company’s market opportunities, future products, sales and financial results are forward-looking statements subject to risks and uncertainties such as the timing and success of new product introductions; physician acceptance, endorsement, and use of the Company’s products; regulatory matters; competitor activities; changes in and adoption of reimbursement rates; potential product recalls and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended January 1, 2005 and its other SEC filings. Actual results may differ materially from anticipated results.

More information about the Company and its products can be found at its website www.AmericanMedicalSystems.com and in the Company’s Annual Report on Form 10-K for 2004 and its other SEC filings.

Contact:	Carmen Diersen
Executive Vice President and Chief Financial Officer 952-930-6495 Carmen.Diersen@AmericanMedicalSystems.com

Marty Emerson President and Chief Executive Officer 952-930-6334 Marty.Emerson@AmericanMedicalSystems.com

American Medical Systems Holdings, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	April 2, 2005	April 3, 2004
Net sales	$62,145	$47,313
Cost of sales	11,020	8,930

Gross profit	51,125	38,383
Operating expenses
Marketing and selling	21,656	16,493
Research and development	4,638	3,584
General and administrative	5,789	4,876
Amortization of intangibles	1,790	1,061

Total operating expenses	33,873	26,014
Operating income (loss)	17,252	12,369
Other income (expense)
Royalty income	478	491
Interest income	274	138
Interest expense	(55)	(201)
Other income (expense)	(463)	(156)

Total other income (expense)	234	272
Income (loss) before income taxes	17,486	12,641
Provision for income taxes	6,243	4,614

Net income (loss)	$11,243	$8,027

Net income (loss) per share
Basic	$0.16	$0.12
Diluted	$0.16	$0.12
Weighted average common shares used in calculation
Basic	68,552	66,484	(A)
Diluted	71,250	69,998	(A)

Note
(A)     April 3, 2004 average common shares reflect the effect of the stock split effective March 21, 2005.

American Medical Systems Holdings, Inc.
Condensed Balance Sheets
(In thousands)

	April 2, 2005	January 1, 2005
Assets
Current assets
Cash and short-term investments	$70,484	$51,168
Accounts receivable, net	46,566	46,984
Inventories	21,088	21,719
Deferred taxes and other current assets	7,932	7,956

Total current assets	146,070	127,827
Property, plant and equipment, net	21,921	22,065
Goodwill and intangibles, net	146,934	147,157
Deferred taxes and other assets	2,545	3,501

Total assets	$317,470	$300,550

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$5,236	$4,237
Accrued liabilities and taxes	43,452	44,015

Total current liabilities	48,688	48,252
Other long term liabilities	3,126	3,126

Total liabilities	51,814	51,378
Stockholders’ equity	265,656	249,172

Total liabilities and stockholders’ equity	$317,470	$300,550

American Medical Systems Holdings, Inc.
Condensed Statements of Cash Flows
(In thousands)

	Three Months Ended
	April 2, 2005	April 3, 2004
Cash flows from operating activities
Net income	$11,243	$8,027
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,515	1,678
Loss on asset disposals	25	10
Amortization of intangibles, including deferred financing costs	1,790	1,105
Non-cash deferred compensation	9	8
Income tax benefit related to stock option plans	2,355	763
Change in net deferred taxes	1,089	(290)
Changes in operating assets and liabilities	(235)	2,261

Net cash provided by operating activities	17,791	13,562
Cash flows from investing activities
Purchase of property, plant and equipment	(1,421)	(165)
Purchase of business, net of cash acquired	(684)	—
Purchase of investments in technology	(750)	—
Purchase of short-term investments	(2,600)	—
Sale of short-term investments	5,728	—

Net cash used in investing activities	273	(165)
Cash flows from financing activities
Issuance of common stock	3,822	1,674
Payments on long-term debt	—	(1,637)

Net cash used in financing activities	3,822	37
Effect of exchange rates	558	(17)

Net increase (decrease) in cash and cash equivalents	$22,444	$13,417

Cash and cash equivalents at beginning of period	$35,689	$58,953

Cash and cash equivalents at end of period	$58,133	$72,370

American Medical Systems Holdings, Inc.
Selected Sales Information
(In thousands)

	Three Months Ended
	April 2, 2005	April 3, 2004
Sales
Product line
Men’s health
Erectile restoration	$20,694	$17,465
Male continence	13,248	12,166
Prostate treatments	6,647	1,166

Total men’s health	40,589	30,797
Women’s health	21,556	16,516

Total	$62,145	$47,313

Geography
United States	$48,333	$36,598
International	13,812	10,715

Total	$62,145	$47,313

Percent of total sales
Product line
Men’s health
Erectile restoration	33%	37%
Male continence	21%	26%
Prostate treatments	11%	2%

Total men’s health	65%	65%
Women’s health	35%	35%

Total	100%	100%

Geography
United States	78%	77%
International	22%	23%

Total	100%	100%